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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               February 2, 2000
                               ----------------
               Date of Report (Date of earliest event reported)

                       ARMSTRONG WORLD INDUSTRIES, INC.
                       --------------------------------
            (Exact Name of Registrant as Specified in its Charter)


PENNSYLVANIA                      1-2116                   23-0366390
------------                      ------                   ----------
(State of Organization)   (Commission File Number)         (IRS Employer
                                                       Identification No.)

                                 P.O. BOX 3001
                        LANCASTER, PENNSYLVANIA  17604
                        ------------------------------
        (Address of Registrant's Principal Executive Office) (Zip Code)

                                (717) 397-0611
                                --------------
             (Registrant's telephone number, including area code)
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Item 5.   Other Events
          ------------

Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release of the Company dated February 2, 2000, plus supplemental information, reporting its sales and profits for the fourth quarter and full year of 1999.

Among other things, the materials included in the release report the Company is taking an additional pre-tax net charge of $335.4 million (after expected insurance recoveries) to increase its reserves for estimated liability related to pending and future claims. The total estimable and probable liability as of December 31, 1999 is $681.4 million, which is the low end of the Company's range of potential liability for such claims. The range of such liability through the year 2005 extends from $681.4 million to $1,337.9 million. As of the end of 1999, Armstrong had 176,000 pending claims filed against the company.

The Company settled approximately 41-percent of its current asbestos claims in 1999, as a result of its participation in the Strategic Settlement Program of the Center for Claims Resolution (CCR). The CCR, formed in 1988 to provide an efficient, economical alternative to traditional tort defense, represents 16 corporations in asbestos litigation. The settlements provide for the resolution of those claims and establish a mechanism for resolving future claims.

The settlements typically resolve claims as of a certain date, at a pre-determined cost per claim and medical condition. Payment of these settlements is usually for a period of up to five years. Another key element of the settlements is that any future claims brought through a law firm already in the settlement plan will be subject to the claimant meeting medical criteria. The number of future claims from each firm that has agreed to this settlement program will also be subject to annual limits. Future settlements also have pay out periods of up to four years.

Item 7(c).        Exhibits

99. Press release of the Company dated February 2, 2000, plus supplemental information, reporting its sales and profits for the fourth quarter and full year of 1999.


Item 7.   Financial Statements, Pro Forma Financial Information and
          ----------------------------------------------------------
          Exhibits.
          --------

     Financial Statements.

          None

     Pro Forma Financial Information.

          None

     Exhibits.

          99   Press Release, dated February 2, 2000

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ARMSTRONG WORLD INDUSTRIES, INC.


                                   By: /s/ Deborah K. Owen
                                       --------------------------------
                                       Senior Vice President,
                                       Secretary and General Counsel

Date:  February 4, 2000
       ----------------
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                                 EXHIBIT INDEX

Exhibit No.              Exhibit
-----------              -------

99                       Press Release, dated February 2, 2000